As filed with the Securities and Exchange Commission on January 27, 2005
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------


                           DYADIC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   45-0486747
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

140 INTRACOASTAL POINTE DRIVE, SUITE 404                   33477
          JUPITER, FLORIDA                              (Zip Code)
          (561) 743-8333
(Address of principal executive offices)

                         -------------------------------

                           DYADIC INTERNATIONAL, INC.
                          2001 EQUITY COMPENSATION PLAN
                            (Full title of the plan)
                         -------------------------------

                                MARK A. EMALFARB
                             CHIEF EXECUTIVE OFFICER
                    140 INTRACOASTAL POINTE DRIVE, SUITE 404
                             JUPITER, FLORIDA 33477
                     (Name and address of agent for service)

                                 (561) 743-8333
          (Telephone number, including area code, of agent for service)

               Copy to:                                    Copy to:
      ROBERT I. SCHWIMMER, ESQ.                    DARYL B. ROBERTSON, ESQ.
         JENKENS & GILCHRIST,                        JENKENS & GILCHRIST,
      A PROFESSIONAL CORPORATION                  A PROFESSIONAL CORPORATION
   225 WEST WASHINGTON, SUITE 2600               1445 ROSS AVENUE, SUITE 3200
       CHICAGO, ILLINOIS 60606                       DALLAS, TEXAS 75202
            (312) 425-3900                              (214) 855-4500

                                        CALCULATION OF REGISTRATION FEE
====================================================================================================================
         TITLE OF                                       PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
     SECURITIES TO BE             AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING     REGISTRATION
        REGISTERED             REGISTERED (1) (2)       PER SHARE (3)(4)          PRICE (3)(4)          FEE (4)
--------------------------------------------------------------------------------------------------------------------
Common Stock ($0.001 par        5,133,823 Shares               $5.35               $27,465,953          $3,232.74
value per share)
====================================================================================================================

(1) The securities to be registered include an aggregate 5,133,823 shares reserved for issuance under the Dyadic International, Inc. 2001 Equity Compensation Plan, as amended (the "Plan").
(2) Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)   Estimated solely for purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and 457(h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plan is calculated to be $5.35, which is the average of the bid and asked price per share of common stock on the OTC Bulletin Board on January 25, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Items 1 and 2 of Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      Dyadic International, Inc., a Delaware corporation (the "Company"), hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

      (1) The Company's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended December 31, 2003.

      (2) The Company's Current Report on Form 8-K filed with the Commission on February 12, 2004.

      (3) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.

      (4) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

      (5) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004.

      (6) The Company's Current Report on Form 8-K filed with the Commission on September 30, 2004.

      (7) The Company's Current Report on Form 8-K filed with the Commission on November 4, 2004, as amended by the Form 8-K/A amendments filed on November 15, 2004, December 30, 2004 and January 20, 2005.

      (8) The Company's Current Report on Form 8-K filed with the Commission on December 23, 2004, as amended by the Form 8-K/A amendment filed on December 30, 2004.

      (9) The Company's Current Report on Form 8-K filed with the Commission on January 14, 2005.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES

      The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, of which 22,231,105 shares were issued and outstanding as of January 19, 2005, and 5,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding.

COMMON STOCK

      Holders of the Company's common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of the board of directors, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the board of directors. Holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by stockholders. The Company's common stock is not entitled to preemptive rights and is not subject to redemption, including sinking fund provisions, or conversion. Upon the Company's liquidation, dissolution or winding up, the assets, if any, legally available for distribution to stockholders are distributable ratably among the holders of common stock after payment of all classes or series of the Company's preferred stock. All outstanding shares of common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the preferential rights of all classes or series of preferred stock that the Company may issue in the future.

PREFERRED STOCK

      The Company's board of directors has the authority, without further action by its stockholders, to issue from time to time the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or affect adversely the rights and powers, including voting rights, of the holders of common stock. Additionally, as discussed below, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

      Certificate of Incorporation and Bylaws. Certain provisions in the Company's restated certificate of incorporation and its bylaws could have the effect of impeding or discouraging the acquisition of control of the Company by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of its management. Specifically, the restated certificate of incorporation or bylaws contain the following provisions:

      o The Company's board of directors is composed of three classes of directors who serve staggered three-year terms so that only one-third of the directors are eligible for election at any annual meeting of stockholders, and cumulative voting in the election of directors is specifically denied.

      o Any action permitted to be taken by stockholders is required to be effected at a duly called annual or special meeting of stockholders and cannot be effected by a written consent.

      o The Company's stockholders will not be permitted to call a special meeting of stockholders, and the only business matters permitted to be conducted at any annual or special meeting of stockholders will be business matters properly brought before that meeting in accordance with specified procedures.

      o Specific procedures are established for stockholder nominations for directors and stockholder proposals of business to be considered at an annual or special meeting of stockholders.

      o The board of directors establishes the number of directors, and vacancies on the board of directors must be filled by a majority approval of the remaining directors, and directors may not be removed by stockholder action without cause.

      o The board of directors is empowered to adopt, amend or repeal our bylaws, while the stockholders may adopt, amend or repeal the Company's bylaws only upon an affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

      o The board of directors has the power to designate and establish new classes of preferred stock having terms that the board of directors determines to be advisable.

      o With respect to extraordinary matters that are brought to the stockholders for a vote, including the sale of all or substantially all of our assets, a merger, a consolidation, the conversion of us into another type of entity or the amendment of the Company's restated certificate of incorporation, unless that matter is affirmatively recommended by the board of directors, its approval will require the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

      o The foregoing provisions of the restated certificate of incorporation and bylaws and other provisions pertaining to the limitation of liability and indemnification of directors may be amended or repealed only with the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

In addition, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in the Company's best interest, shares of common stock or preferred stock could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

      o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

      o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

      o effecting an acquisition that might complicate or preclude the takeover.

      The effect of all of the foregoing provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his or her best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

      Delaware Anti-Takeover Law. The Company is not currently subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. Nevertheless, if the Company's shares of common stock become listed on a national securities exchange, authorized for quotation on The Nasdaq Stock Market or held of record by more than 2,000 stockholders, the Company will become subject to the provisions of Section 203. Section 203 prevents certain Delaware corporations from engaging in a business combination with any interested stockholder, under certain circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of the Company's assets, and an interested stockholder includes a stockholder who owns 15% or more of the Company's outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

      o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained such status;

      o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

      o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

      This statute could prohibit or delay mergers or other takeover or change-in-control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

      Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company and its address is 17 Battery Place, New York, New York 10004-1123.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

      The validity of the shares of common stock covered by this registration statement have been passed upon for us by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas. Robert I. Schwimmer, a shareholder in that firm, owns 105,556 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's restated certificate of incorporation provides that the Company shall indemnify its officers and directors in each and every situation where, under Section 145 of the Delaware General Corporate Law, as amended from time to time, or the DGCL, the Company is permitted or empowered to make such indemnification. The Company may, in the sole discretion of its board of directors, also indemnify any other person who may be indemnified pursuant to
Section 145 to the extent the board of directors deems advisable, as permitted by Section 145.

      Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      The Company's restated certificate of incorporation contains a provision that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of any fiduciary duty as a director with certain exceptions required by Delaware law.

      Article X of the Company's restated certificate of incorporation provides as follows:

                                    ARTICLE X
                      LIMITATION ON LIABILITY OF DIRECTORS;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS;
                         PERSONAL LIABILITY OF DIRECTORS

            The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by
      Section 145.

            No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a securityholder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

            Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

      The Company's amended and restated bylaws also contain provisions requiring the Company to indemnify its directors and officers to the fullest extent not prohibited by the DGCL or other applicable law. These bylaw provisions permit the Company to modify the extent of such indemnification by individual contracts with its directors and officers. However, the Company is not required to indemnify any director or officer in connection with any proceeding initiated by the person unless the indemnification is expressly required to be made by law, the proceeding was authorized by the board of directors of the Company, the indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law, or the indemnification is required to be made under other provisions in the bylaws. The bylaw provisions also empower the Company to indemnify its employees and other agents as set forth in the DGCL or other applicable law and to advance expenses to a director or officer in connection with proceedings upon receipt of an undertaking by or on behalf of the person to repay such amount if it is determined ultimately that the person is not entitled to be indemnified. The bylaw provisions generally follow the existing provisions of Section 145 of the DGCL.

      Article XI of the Company's amended and restated bylaws provides as follows:

                                   ARTICLE XI

                                 INDEMNIFICATION

      Section 11.01 Indemnification Of Directors, Officers, Employees And Other Agents.

      (a) Directors And Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation,
      (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

      (b) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine, to the extent not prohibited by the DGCL.

      (c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section
      11.01 or otherwise.

      Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 11.01, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

      (d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Section 11.01 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 11.01 or otherwise shall be on the corporation.

      (e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law, or by any other applicable law.

      (f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 11.01.

      (h) Amendments. Any repeal or modification of this Section 11.01 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

      (i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 11.01 that shall not have been invalidated, or by any other applicable law. If this Section 11.01 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.

      (j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

            (i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

            (ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

            (iii) The term "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
      Section 11.01 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (iv) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

            (v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 11.01.

      The Company carries directors' and officers' liability insurance with policy limit of $10 million. Directors and officers will be covered by liability insurance indemnifying them against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

      Mr. Emalfarb, Stephen J. Warner and Richard Berman, the Company's three board members, are each parties to indemnification agreements pursuant to which the Company agreed to indemnify them against any liability arising out of their performance of their duties to the Company in their capacities as directors. The agreements with Messrs. Emalfarb and Warner were entered into by Dyadic International (USA), Inc., a Florida corporation ("Dyadic-Florida") on August 19, 2004 and assumed by the Company incident to the acquisition by the Company of Dyadic-Florida by means of a merger consummated on October 29, 2004. Incident to the consummation of the merger, they were amended to substitute applicable Delaware law for any references contained in those agreements to Florida law. The agreement with Mr. Berman was entered into directly with the Company in January 2005 when he became a director. All of these indemnification agreements indemnify the Company's directors in addition to the indemnification provided by the Company's restated certificate of incorporation and amended and restated bylaws. Among other things, these agreements indemnify the Company's directors for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of the Company arising out of such person's services to the Company or to any of its subsidiaries or any other company or enterprise to which such person provides services at its request. Further, the Company agrees to advance expenses they spend as a result of any proceeding against them as to which they could be indemnified. At present, there is no pending litigation or proceeding involving any of the directors where indemnification will be required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

      The Company has been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS

      The following documents are filed as a part of this registration statement.

      Exhibit     Description of Exhibit
      -------     ----------------------

      4.1 Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed with the Commission on November 4, 2004)

      4.2 Amended and Restated Bylaws (incorporated herein by reference to Exhibit 4.2 of the Company's Form 8-K filed with the Commission on November 4, 2004)

      4.3 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 of the Company's Form 8-K filed with the Commission on November 4, 2004)

      4.4 Dyadic International, Inc. 2001 Equity Compensation Plan, as amended by the Company (incorporated herein by reference to Exhibit 10.9 to the Company's Form 8-K filed with the Commission on November 4, 2004)

      4.5 Second Amendment to Dyadic International, Inc. 2001 Equity Compensation Plan (incorporated herein by reference to Exhibit
                  10.9.2 to the Company's Form 8-K/A filed with the Commission on January 14, 2005)

      *5.1        Opinion of Jenkens & Gilchrist, a Professional Corporation

      *23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

      *23.2       Consent of Ernst & Young LLP

      *23.3       Consent of Sherb & Co., LLP

      24 Power of Attorney (included with signature page of this Registration Statement)

------------------------
* Filed herewith

ITEM 9. UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on January 27, 2005.

                                    DYADIC INTERNATIONAL, INC.


                                    By:    /s/ Mark A. Emalfarb
                                           -------------------------------------
                                    Name:  Mark A. Emalfarb
                                    Title: Chief Executive Officer and President


                                POWER OF ATTORNEY

      Know all persons by these presents that each individual whose signature appears below constitutes and appoints Mark A. Emalfarb and Rufus Gardner and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


/s/ Mark A. Emalfarb      Director, Chief Executive Officer    January 27, 2005
-----------------------   and President
Mark A. Emalfarb          (Principal Executive Officer)



/s/ Rufus Gardner         Controller (Principal Financial      January 27, 2005
-----------------------   and Accounting Officer)
Rufus Gardner



/s/ Stephen J. Warner     Director                             January 27, 2005
-----------------------
Stephen J. Warner



/s/ Richard Berman        Director                             January 27, 2005
-----------------------
Richard Berman

                                INDEX TO EXHIBITS

      Exhibit     Description of Exhibit
      -------     ----------------------

      4.1 Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed with the Commission on November 4, 2004)

      4.2 Amended and Restated Bylaws (incorporated herein by reference to Exhibit 4.2 of the Company's Form 8-K filed with the Commission on November 4, 2004)

      4.3 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 of the Company's Form 8-K filed with the Commission on November 4, 2004)

      4.4 Dyadic International, Inc. 2001 Equity Compensation Plan, as amended by the Company (incorporated herein by reference to Exhibit 10.9 to the Company's Form 8-K filed with the Commission on November 4, 2004)

      4.5 Second Amendment to Dyadic International, Inc. 2001 Equity Compensation Plan (incorporated herein by reference to Exhibit
                  10.9.2 to the Company's Form 8-K/A filed with the Commission on January 14, 2005)

      *5.1        Opinion of Jenkens & Gilchrist, a Professional Corporation

      *23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

      *23.2       Consent of Ernst & Young LLP

      *23.3       Consent of Sherb & Co., LLP

      24 Power of Attorney (included with signature page of this Registration Statement)

------------------------
* Filed herewith